Exhibit 99.1
News Release

Investor Relations Contact:	Investor Relations Contact:
P. Steven Melman	Sonia Segovia
VP, Investor Relations	IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
(408) 938-6445	(408) 938-6491
steve.melman@pdf.com	sonia.segovia@pdf.com
PDF Solutions® Appoints Joy E. Leo
as Chief Administration Officer
     SAN JOSE, California, July 14, 2008 — PDF Solutions, Inc. (NASDAQ: PDFS), the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced the appointment of Joy E. Leo to the new position of chief administration officer (CAO). In her new role, Leo will report to PDF Solutions’ president and chief executive officer, John Kibarian, and assume direct responsibility for all activities related to the company’s global administration function, including legal, human resources, information technology, investor relations, and finance. PDF Solutions’ chief financial officer Keith Jones will continue in his role and will report to the CAO.
     “Joy’s demonstrated track record of growing successful high technology companies, driving operational efficiencies, and building shareholder value, along with her strong business acumen, effective leadership, and strong industry experience, make her an excellent choice to be PDF Solutions’ new chief administration officer,” said Kibarian. “Joy will be an invaluable addition as we position the company to achieve sustainable operational excellence and profitability. We are very pleased to have her join our executive management team.”
     Leo has more than twenty-five years of financial and corporate management experience with leading electronics companies. Prior to joining PDF Solutions, Leo was senior vice president, chief financial officer and secretary for Credence Systems Corporations. Leo served as vice president of finance and administration, chief financial
~more~

officer and secretary for Artisan Components, Inc., now known as ARM Holdings PLC. During her tenure at Artisan, she successfully guided the company to year-over-year net income growth and significantly improved operational efficiency. Leo also served as vice president of finance and administration and chief financial officer for IMP, Inc.; vice president of finance, operations and administration at Innomedia Incorporated; and vice president and chief financial officer for Philips Components, a multi-billion dollar division of Royal Philips Electronics N.V. Leo holds a bachelor’s degree in business administration and finance from the University of Utah.
About PDF Solutions
PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle. PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry. PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan and Korea. For the company’s latest news and information, visit http://www.pdf.com/.
Characterization Vehicle, CV, dataPOWER, mæstria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc.
Forward-Looking Statements
This release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Ms. Leo being an invaluable addition to the Company, and the positioning of the Company to achieve sustained operational excellence and profitability. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, any unforeseen industry changes; difficulties in modifying PDF’s solutions on a timely basis; and changes in the marketplace for such solutions, including the introduction of products or services competitive with PDF Solutions’ products and services and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without
~more~

limitation, its annual reports on Form 10-K, most recently filed on March 17, 2008, and its quarterly reports on Form 10-Q, most recently filed on May 12, 2008. The forward-looking statements contained in this release are based on limited information currently available to us, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, since we only provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume at a later date that the information provided today is still valid. Such information speaks only as of the date of this release. PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.
###